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                                                                    EXHIBIT 23.3
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
TELEWEST COMMUNICATIONS PLC

We consent to incorporation by reference in the registration statement on Form S-3 of Tele-Communications, Inc. of our report dated 21 March 1995, relating to the consolidated balance sheet of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which report appears in the 31 December 1994 annual report on Form 10-K of Tele-Communications, Inc., as amended, and to the reference to our firm under the heading "Experts" in the registration statement.


                                       KPMG

London, England

June 28, 1995